UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2007

AMERICAN URANIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52824

(Commission File Number)

98-0491170

(IRS Employer Identification No.)

600 17th Street, Suite 2800 South, Denver, CO, 80202-5428

(Address of principal executive offices and Zip Code)

303.634.2265

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On December 20, 2007, we closed a private placement consisting of 375,000 units of our securities (the “Units”) at a price of US $0.75 per Unit for aggregate proceeds of US $281,250. Each Unit consists of one common share and one-half of one share purchase warrant (a “Warrant”), one whole Warrant shall be exercisable into one additional common share (a “Warrant Share”) at a price of US $1.25 per Warrant Share until August 23, 2009.

We issued 275,000 Units to 10 non-US persons pursuant to an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

We issued 100,000 Units were issued to one US person pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

We will use the proceeds of the transaction to fund our joint venture obligations and for working capital.

Item 9.01.	Financial Statements and Exhibits.
10.1	Form of Subscription Agreement Offshore subscribers (incorporated by reference to our current report on Form 8-K filed on September 5, 2007)
10.2	Form of Subscription Agreement US subscribers (incorporated by reference to our current report on Form 8-K filed on September 5, 2007)
10.3	Form of Warrant certificate Offshore subscribers (incorporated by reference to our current report on Form 8-K filed on September 5, 2007)
10.4	Form of Warrant US subscribers (incorporated by reference to our current report on Form 8-K filed on September 5, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN URANIUM CORPORATION

/s/ Hamish Malkin

Hamish Malkin

CFO and Director

Date: December 20, 2007